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                                                                Exhibit 23.04


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Jacom Computer Services, Inc.
Northvale, N.J.




We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 28, 1998, relating to the financial statements of Jacom Computer Services, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP


New York, New York
April 23, 1998